        As filed with the Securities and Exchange Commission on May 22, 1998
                                                    Registration No. 333-42715

                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                   ------------
                           POST-EFFECTIVE AMENDMENT NO. 2
                                         TO
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                            PRINTRAK INTERNATIONAL INC.
               (Exact name of registrant as specified in its charter)
           DELAWARE                                            33-0070547
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                         Identification No.)

       1250 N. TUSTIN AVENUE, ANAHEIM, CALIFORNIA 92807        (714) 238-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  RICHARD M. GILES
                            PRINTRAK INTERNATIONAL INC.
                  1250 N. TUSTIN AVENUE, ANAHEIM, CALIFORNIA 92807
                                   (714) 238-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                     Copies to:
                                Bruce Feuchter, Esq.
                               Christine Miller, Esq.
           Stradling, Yocca, Carlson & Rauth, a Professional Corporation
       660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                                    -----------

Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                    -----------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /___________

                                    See Attached

         On January 7, 1998, the Registrant's registration statement on Form S-3 (the "Registration Statement") registering an aggregate of 279,899 shares of the Registrant's Common Stock was declared effective by the Securities and Exchange Commission. As of the date hereof, 47,251 shares of Common Stock were sold pursuant to the Registration Statement and 232,648 shares of Common Stock remain unsold. This Post-Effective Amendment No. 2 to the Registrant's Registration Statement is being filed to de-register the 232,648 shares of Common Stock which remain unsold.

                                     SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 2 to its registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Anaheim, State of California, on the 22nd day of May, 1998.

                                 PRINTRAK INTERNATIONAL INC.



                                 By:  /s/ RICHARD M. GILES
                                     ------------------------------------------
                                 Richard M. Giles, Chairman of the Board, Chief Executive Officer and President


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                                        DATE
----------                      -----                                        ----
/s/ Richard M. Giles            Chairman of the Board, Chief Executive       May 22, 1998
--------------------            Officer and President  (Principal
Richard M. Giles                Executive Officer)


/s/ John G. Hardy           *   Division President, Chief Operating          May 22, 1998
-----------------           -   Officer and Director
John G. Hardy

/s/ Alfred B. Castleman     *   Vice President - Finance, Chief Financial    May 22, 1998
-----------------------     -   Officer and Director (Principal Financial
Alfred B. Castleman             Officer)


/s/ Kenneth W. Simonds      *   Director                                     May 22, 1998
----------------------      -
Kenneth W. Simonds

/s/ Charles L. Smith        *   Director                                     May 22, 1998
--------------------        -
Charles L. Smith

/s/ Albert Wong             *   Director                                     May 22, 1998
---------------             -
Albert Wong

*By: /s/ Richard M. Giles
     ---------------------  -
     Richard M. Giles,
     Attorney-in-Fact
